                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 27, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                              ZEITGEIST WERKS, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                    0-23780                 84-1107138
- ---------------------------    ---------------  ---------------------------
State or Other Jurisdiction    Commission File  IRS Employer Identification
     of Incorporation              Number                   Number

        3960 Ince Boulevard, Second Floor, Culver City, California 90232
        ----------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                (310) 815-8002
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On June 27, 1996, Zeitgeist Werks, Inc. (the "Company") completed a transaction in which MediaX, a California corporation, was merged with and into the Company's wholly-owned subsidiary, Zeitgeist, Inc. ("Zeitgeist"). The Company issued a total of 2,037,500 shares of its Common Stock to the shareholders of MediaX at the Closing, and Assisi Limited Partnership surrendered for cancellation 2,037,500 of its shares of Common Stock.

     The stock issuances were made pursuant to an Agreement and Plan of Reorganization ("Agreement") among the Registrant, Zeitgeist, MediaX and MediaX's shareholders. The terms of the Agreement were the result of negotiations between the managements of the Registrant and MediaX. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the exhibits and addendum thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with MediaX and the issuance of the 2,037,500 shares of the Registrant's Common Stock and the cancellation of 2,037,500 shares referred to above, following are those persons known by the Registrant to own 5% or more of the Registrant's Voting Stock:

                                                          PERCENT OF
                                      NUMBER OF           OUTSTANDING
NAME AND ADDRESS                    VOTING SHARES        VOTING SHARES
Nancy Poertner                        7,437,500<FN1>         56.5%
Second Floor
3960 Ince Boulevard
Culver City, CA 90232

Rainer Poertner                       7,437,500<FN1>         56.5%
3958 Ince Boulevard
Culver City, CA 90232

Matthew MacLaurin                       956,250               7.3%
325A River Street
Santa Cruz, CA 95060

Gaben Chancellor                        956,250               7.3%
325A River Street
Santa Cruz, CA 95060

Assisi Limited Partnership<FN1>       7,437,500              56.5%
10866 Wilshire Boulevard, 15th Floor
Los Angeles, CA 90024

Cabana Holdings Ltd.<FN2>             1,162,500               8.8%
3rd Floor, 25 Church Street
P.O. Box HM 2903
Hamilton, Bermuda

Mizzentop Holdings Ltd.<FN3>          1,162,500               8.8%
4 George Street
Nassau, Bahamas

Mark Moldenhauer                        828,232               6.3%
13215 Braun Road
Golden, CO 80401

All Directors and Officers            9,350,000<FN1><FN2>    71.1%
as a Group (4 Persons)                         <FN3>
_______________

<FN1>
Assisi Limited Partnership is a Nevada limited partnership of which Nancy Poertner is a General Partner and owns a 100% interest. Rainer Poertner may be deemed to be a beneficial owner of the shares owned by Assisi Limited Partnership by virtue of his spousal relationship to Nancy Poertner. Mr. Poertner disclaims any beneficial interest in such shares.
<FN2>
Cabana Holdings Ltd. is a Bahamas corporation in which Mr. Daniel G. Taylor, a Canadian citizen, has an indirect beneficial interest. Cabana Holdings Ltd. and Mr. Taylor, however, disclaim ownership by Mr. Taylor of shares in the Company.
<FN3>
Mizzentop Holdings Ltd. is a Bahamas corporation in which Mr. Kevin O'Neill, a Canadian citizen, has an indirect beneficial interest. Mizzentop Holdings Ltd. and Mr. O'Neill, however, disclaim ownership by Mr O'Neill of shares in the Company.

     Effective on the closing of the acquisition, the Registrant's officers and directors were as follows:

     Nancy Poertner    - President, Secretary, Treasurer and Director
     Matthew MacLaurin - Executive Vice President and Director
     Gaben Chancellor  - Vice President - Creative Development
     Rainer Poertner   - Director

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on June 27, 1996, MediaX merged with and into Zeitgeist, Inc., a wholly-owned subsidiary of the Company.

     MediaX is a multimedia production company based in Santa Cruz, California. It has been in business for three years and has produced digital media productions for some of the largest entertainment companies. MediaX has produced interactive multimedia titles for MCA Entertainment and EMI/Capitol, and has created works for Toshiba, Dow Jones, Apple Computer, New-Line Cinema, and I-Werks Intertainment.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statetments required by Rule 3-05(b) of Regulation S-X for MediaX are not yet available, and will be filed by amendment on or before September 10, 1996.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before September 10, 1996.

     (c) EXHIBITS.

         Exhibit 10 Agreement and Plan of Reorganization Among Zeitgeist Werks, Inc., Zeitgeist, Inc., MediaX, Matthew MacLaurin, Gaben Chancellor and Assisi Limited Partnership

         Exhibit 10.1 Addendum to Agreement and Plan of Reorganization Dated June 13, 1996
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ZEITGEIST WERKS, INC.

Dated: July 12, 1996               By /s/ Nancy Poertner
                                      Nancy Poertner, President